Exhibit 10.1

AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS AMENDMENT TO SHARE EXCHANGE AGREEMENT (the “Agreement”) is made as of December 12, 2008, by and among IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) and Taicom Securities Co., Ltd. (“Taicom”), a corporation registered and existing under the laws of Japan..

P r e l i m i n a r y   S t a t e m e n t s

A.        The Company acquired 1,389,750 Class B Shares of Taicom Securities Co Ltd (“Taicom”) (the “Taicom Preferred Shares”) which Taicom Preferred Shares equal to 20% of the outstanding Class B equity interests of Taicom on a fully-diluted basis, in exchange for 26,000,000 shares of the Company’s common stock, par value US$.01 per share (the “IAO Common Stock”), which IAO Common Stock equal to 13% of the outstanding equity interests of the Company on a fully-diluted basis on June 3, 2008.

B.        The parties hereto agreed that the shares of IAO Common Stock to be issued pursuant to this Agreement have an agreed upon value in the transaction equal to US$5,200,000, calculated using US$0.20 per share. The parties intended this transaction to qualify as a tax-free exchange.

C.        The Company and Taicom desire to restructure the Share Purchase Agreement with Taicom dated June 3, 2008.

NOW, THEREFORE, for and in consideration of the premises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do covenant, agree, represent, warrant, and stipulate as follows:

AGREEMENT

1.	RETURN OF TAICOM PREFERRED SHARES FOR CASH

The Company agrees to return the following Taicom Preferred Shares in exchange for the following amounts paid on the dates below:

		Shares
$	Date	Returned
$130,000	12/12/2008	302,100
$130,000	1/20/2009	302,100
$130,000	2/13/2009	302,100

$390,000		906,300

The February 13, 2009 shares returned will be adjusted pro-rata over the $390,000 paid to Company, should the average closing share price from December 12, 2008 from January 31, 2009 be below $.038 per share.

This December 12, 2008 Amendment to Share Exchange Agreement and the June 3, 2008 Share Exchange Agreement with Taicom represent the entire agreements of the Company and Taicom with respect to the matters set forth herein. Except as expressly amended by this Amendment to the Share Exchange Agreement, the Share Exchange Agreement remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

THE COMPANY:

IA Global, Inc.

By: /s/ Derek Schneideman

Name: Derek Schneideman

Title: Chief Executive Officer

Taicom Securities Co Ltd:

By: /s/ Katsunobu Yoshida

Name: Katsunobu Yoshida

Title: General Representative